EXHIBIT 23.3
                                                                                                                                        Gaffney, Cline & Associates
CONSENT OF INDEPENDENT RESERVOIR ENGINEERS
We hereby consent to the inclusion in the Endeavour International Corporation Form 10-K/A for the year ended December 31, 2005, and the incorporation by reference in Registration Statement number No. 333-119577 of Endeavour International Corporation on Form S-8, number 333-118503 of Endeavour International Corporation on Form S-3, Registration Statement number No. 333-128692 of Endeavour International Corporation on Form S-8, Registration Statement number 333-130515 of Endeavour International Corporation on Form S-3, as amended, and Registration Statement number 333-124145 of Endeavour International Corporation on Form S-3, as amended, of the reference to Gaffney, Cline & Associates Ltd.
Bentley, Hampshire, England
April 28th, 2006

Gaffney, Cline & Associates Ltd.

William B. Cline PE
Director